UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2013

DDR Corp.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 755-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement Amendment

On February 27, 2013, DDR Corp., an Ohio corporation (“DDR”), entered into an amendment (the “Amendment”) to the employment agreement with Christa A. Vesy, DDR’s Executive Vice President and Chief Accounting Officer, which employment agreement was scheduled to expire by its terms on February 28, 2013 (the “Vesy Agreement”). The Vesy Agreement was amended to make the following material changes:

•	Extend the term for one year through February 28, 2014 (the “Extended Term”);

•	Provide that Ms. Vesy’s minimum annual base salary for the Extended Term is $280,000, subject to such increases as approved by DDR; and

•	Revise the performance metrics and relative weighting applicable to the 2013 annual cash bonus opportunity.

The Vesy Agreement, as amended, otherwise continues in full force and effect in accordance with its terms. The Amendment is incorporated herein by reference to Exhibit 10.1 to this Current Report on Form 8-K and the foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	First Amendment to the Employment Agreement, dated February 27, 2013, by and between DDR Corp. and Christa A. Vesy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDR CORP.

By:	/s/ David E. Weiss

Name: David E. Weiss
Title: Executive Vice President and General Counsel

Date: March 4, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to the Employment Agreement, dated February 27, 2013, by and between DDR Corp. and Christa A. Vesy